CSFB04-AR07 - Price/Yield - 2-A-1							Non-Conforming 5s - Passthroughs

Balance	$110,400,000.00	Delay	24	WAC(2)	5.287	WAM(2)	358
Coupon	4.9014	Dated	7/1/2004	NET(2)	4.9014	WALA(2)	2
Settle	7/30/2004	First Payment	8/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.124]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR-Call (Y)	20 CPR- all (Y)	22 CPR-Call (Y)	25 CPR-Call (Y)	27 CPR-Call (Y)	30 CPR-Call (Y)	35 CPR-Call (Y)	40 CPR-Call (Y)	45 CPR-Call (Y)	50 CPR-Call (Y)

99.59766	4.9775	4.9813	4.9829	4.9855	4.9874	4.9904	4.9959	5.0031	5.0113	5.0200
99.72266	4.9331	4.9310	4.9300	4.9285	4.9273	4.9256	4.9222	4.9183	4.9131	4.9073
99.84766	4.8889	4.8808	4.8772	4.8715	4.8674	4.8608	4.8488	4.8338	4.8152	4.7950
99.97266	4.8448	4.8307	4.8246	4.8147	4.8076	4.7963	4.7755	4.7496	4.7175	4.6829
100.09766	4.8007	4.7807	4.7720	4.7580	4.7479	4.7319	4.7023	4.6655	4.6201	4.5712
100.22266	4.7567	4.7308	4.7196	4.7014	4.6884	4.6676	4.6294	4.5816	4.5229	4.4597
100.34766	4.7128	4.6810	4.6672	4.6450	4.6290	4.6035	4.5567	4.4980	4.4260	4.3486
100.47266	4.6690	4.6313	4.6150	4.5886	4.5697	4.5396	4.4841	4.4146	4.3293	4.2377
100 19 1/8	4.6253	4.5818	4.5629	4.5324	4.5105	4.4757	4.4117	4.3313	4.2329	4.1271
100.72266	4.5816	4.5323	4.5109	4.4763	4.4515	4.4121	4.3395	4.2483	4.1368	4.0168
100.84766	4.5380	4.4829	4.4590	4.4204	4.3926	4.3486	4.2674	4.1655	4.0408	3.9068
100.97266	4.4946	4.4336	4.4072	4.3645	4.3339	4.2852	4.1955	4.0829	3.9452	3.7971
101.09766	4.4511	4.3844	4.3555	4.3088	4.2752	4.2220	4.1238	4.0006	3.8497	3.6877
101.22266	4.4078	4.3353	4.3039	4.2532	4.2167	4.1589	4.0523	3.9184	3.7545	3.5786
101.34766	4.3646	4.2864	4.2525	4.1977	4.1584	4.0959	3.9810	3.8364	3.6596	3.4697
101.47266	4.3214	4.2375	4.2011	4.1423	4.1001	4.0331	3.9098	3.7547	3.5649	3.3612
101.59766	4.2783	4.1887	4.1498	4.0871	4.0420	3.9705	3.8388	3.6731	3.4704	3.2529

WAL	3.18	2.79	2.64	2.44	2.31	2.14	1.87	1.61	1.38	1.19
Principal Window	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-May09	Aug04-Jan09	Aug04-May08	Aug04-Nov07
Principal # Months	58	58	58	58	58	58	58	54	46	40

LIBOR_1MO	1.4260	1.4260	1.4260	1.4260	1.4260	1.4260	1.4260	1.4260	1.4260	1.4260
LIBOR_6MO	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700
LIBOR_1YR	2.2713	2.2713	2.2713	2.2713	2.2713	2.2713	2.2713	2.2713	2.2713	2.2713
CMT_1YR										2.0017

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

										July 20, 2004

								SALE - SUBJECT TO 5% VARIANCE